Exhibit 99.1

 Hillenbrand Completes Sale of Cimcool Business to DuBois Chemicals, Inc.

BATESVILLE, Ind., March 30, 2020 /PRNewswire/ -- Hillenbrand, Inc. (NYSE: HI) announced today that its wholly-owned subsidiary Milacron LLC has completed the sale of its Cimcool business to DuBois Chemicals, Inc. All conditions were met, including the employee consultations required by Dutch law, allowing for the transaction to be completed in a single closing and resulting in cash proceeds to Hillenbrand of approximately $224 million.

“Finalizing the sale of Cimcool is timely and an important milestone for Hillenbrand,” said Joe Raver, president and CEO of Hillenbrand. “The proceeds from the divestiture meaningfully strengthen our financial position and provide additional flexibility.”

As previously announced, DuBois has also agreed to pay up to $26 million in contingent purchase price upon a future sale of the combined DuBois and Cimcool businesses, conditioned upon DuBois’ ultimate sponsor receiving elevated levels of return on equity, for an aggregate purchase price not to exceed $250 million should these conditions be met.

Consistent with its current capital allocation priorities, Hillenbrand intends to use cash proceeds from the sale primarily for de-leveraging activities.

About Hillenbrand

Hillenbrand (www.hillenbrand.com) is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand's portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under "HI."

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s (the “Company”) expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company, or any companies we may acquire; risks that the integration of Milacron or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; labor disruptions; the impact of the additional indebtedness that the Company has incurred in connection with the acquisition of Milacron and the ability of the Company to comply with financial or other covenants in its debt agreements or meet its de-leveraging goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition in the industries in which we operate, including from nontraditional sources in the death care industry; our level of international sales and operations; the impact of contagious diseases such as the recent coronavirus outbreak that could result in an extended shutdown or reduction of our operations, substantially reduced sales volumes, or supply constraints; cyclical demand for industrial capital goods; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended December 31, 2019, filed with the Securities and Exchange Commission on February 5, 2020. We assume no obligation to update or revise any forward-looking information.

CONTACTS

Investor Relations for Hillenbrand
Rich Dudley, Director, Investor Relations
Phone: 812-931-5001
Email: rich.dudley@hillenbrand.com

Corporate Communications for Hillenbrand
Paul Whitmore, Manager, Corporate Communications
Phone: 812-931-5214
Email: paul.whitmore@hillenbrand.com